Exhibit 10.27

      CONFIDENTIAL TREATMENT HAS BEEN
      REQUESTED FOR PORTIONS OF THIS
      EXHIBIT, WHICH PORTIONS HAVE BEEN
      OMITTED FROM THE ATTACHED EXHIBIT
      AND FILED SEPARATELY WITH THE SECURITIES
      AND EXCHANGE COMMISSION.  THE OMITTED
      PORTIONS HAVE BEEN REPLACED BY AN X
      ENCLOSED BY BRACKETS ([X]).

                                Motorola - Buyer

                      OEM EQUIPMENT PURCHASE AGREEMENT FOR WAFU


     This Agreement is entered into as of the 30 day of April, 1999 between Motorola, Inc. through its Network Solutions Sector, with offices at 1475 West Shure Drive, Arlington Heights, Illinois 60004 (Motorola) and Telular, Inc., with offices at 647 North Lakeview Parkway, Vernon Hills, IL 60089 (Buyer).

     1. PRODUCTS AND PRICES. Buyer agrees to purchase and Motorola agrees to sell Products during the term of this Agreement under the terms and conditions set forth in this Agreement. The Products and the applicable prices are as set forth in Attachment A.

     2. SPECIFICATIONS AND CHANGES TO SPECIFICATIONS. The Products are warranted, under the terms of Attachment B, Limited Commercial Warranty, to comply with Motorola's applicable specifications, which are set forth in Attachment C, (the Specifications). Motorola will obtain Buyer's written approval before implementing in the Products any change to the Specifications that materially adversely affects the Products' compatibility with Compatible Products (as hereinafter defined), performance, features or physical appearance. Motorola otherwise reserves the right to make changes to the Products. Compatible Products shall mean the RJ11 connector and the RJ45 connector (each, as more fully described in Attachment C to this Agreement) and Lucent and Motorola infrastructure equipment. Motorola agrees to provide updated, completed product literature to Telular within thirty
          (30) days of commercial shipment of the Product(s) to the field, to reflect any changes implemented in the Product(s).

     3.   TERM.   The term of this  Agreement will commence as  of the date
          set forth above and will terminate 60 months later, subject to earlier termination as provided in this Agreement.

     4. ORDERS. Buyer may issue orders to Motorola under the terms of this Agreement. The only effect of any terms and conditions in Buyer's orders or elsewhere will be to request the time and place of delivery and number of units to be delivered, subject to Motorola's acceptance, but they will not change, alter or add to these terms and conditions in any other way. Orders are also subject to the terms in Attachment E, Unit Forecasting Process - Telular/Motorola.


     5. EXPORT CONTROLS: Buyer agrees to comply with applicable export laws, regulations and orders. Specifically, but without limitation, Buyer agrees that it will not resell, reexport or ship, directly or indirectly, any Product, or technical data in any form without obtaining appropriate export or reexport license from the United States Government. Buyer acknowledges that the export laws, regulations and orders applicable to Products may differ from item to item and/or from time to time. Buyer agrees that violation of any provision of this Paragraph will constitute just cause for immediate termination of the Agreement by Motorola without liability to Buyer.

     6.   [X]

     7. DELIVERY AND PAYMENT. (a). All deliveries are FOB Motorola's plant. Shipping will be to Buyer's designated location at Telular, 647 North Lakeview Parkway, Vernon Hills, and IL 60061, with shipping charges prepaid and invoiced to Buyer. The parties agree that orders shall be shipped in accordance with the chart titled Factory Delivery Schedule contained in Attachment E. Subject to Motorola's approval of Buyer's credit, each such delivery will be separately invoiced and payment from Buyer will be due thirty (30) days from the date thereof without regard to other deliveries. -IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCREASED COST, LOSS OF PROFITS OR GOOD WILL OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES due to late delivery or non-delivery of the Products. Motorola reserves the right, in its sole discretion, to change Buyer's credit limit or to impose credit terms, including without limitation the requirement that Buyer provide an acceptable letter of credit or make full or partial advance payment, as conditions to Motorola's acceptance of any order or the delivery of any Products. In the event Buyer has not made payment to Motorola of any amount due in accordance with the applicable payment terms, Motorola, at its option, may offset such amount against any payments due or that become due from Motorola (or its affiliates) to Buyer, including without limitation, payment due Buyer under the Motorola-Telular Cross Licensing Agreement dated March 23, 1990, Amendment Number 1, dated August 24, 1992, Amendment Number 2, dated August 24, 1992 and Amendment Number 3, dated September 20, 1993. Buyer authorizes any such offset and agrees that upon such an offset, the amount offset will be deemed to have been paid Buyer. (b). Title to the Products sold will pass to Buyer at the FOB point.
          (c). Buyer hereby grants to Motorola a security interest and lien upon Buyer's Products which shall extend only until the applicable Products are paid for by Telular. Buyer agrees to cooperate in whatever manner necessary to assist Motorola in perfecting and recording such security interest and lien upon request.

     8. PRODUCT MODIFICATIONS. Buyer represents and agrees that the Products do not require mechanical or electrical alteration. Any modifications or alterations to the Products could void Motorola's obligations under the Limited Commercial Warranty (see Attachment B, IV (c)). In addition, modifications or alterations to the Products could affect the reparability of Products by the Motorola Repair Center.

     9. TECHNICAL ASSISTANCE. Motorola's Limited Commercial Warranty will not be enlarged by, and no obligation or liability will arise out of, Motorola's rendering of technical advice, facilities or service in connection with Buyer's purchase of Products. Buyer represents and agrees that the Product design does not require customization of Product by Motorola or Motorola
          engineering support.   Buyer will provide  first-line technical
          and service support for Products. However, Motorola will provide back-up technical support directly to Telular and not to Telular's customers when necessary from its technical service center at Motorola Inc., Network Solutions Sector, technical services center. Buyer will be solely responsible for arranging for onsite service, installation, maintenance, and programming of the Products. Engineering support is not included under this Agreement; however, Motorola may, in its discretion, make engineering support available to Buyer by separate agreement that may also involve additional charges.

     10. CONTINUATION OF SUPPLY: Motorola agrees that in the event it shall cease manufacturing the Products or products equivalent to the Products, Motorola shall use its best efforts to obtain, engage or otherwise provide for an alternate source (which may include without limitation, a sector, group or division of Motorola other than the Network Solutions Sector) to supply to Buyer such Products. If Motorola is unable to do so, Motorola agrees to take reasonable actions to enable Buyer to have the Products manufactured by an alternative source.

     11. INTEROPERABILITY TESTING. Motorola agrees to have every revision of the Product delivered to Telular interoperability tested for standard CDG stage 2 on a minimum of Motorola and Lucent infrastructure. Completed results from these tests and any CDG stage 2 interoperability tests with other infrastructure providers which Motorola may undertake in its sole discretion will be forwarded to Telular. This Agreement is initially based on Rev 2.3 including analog fax.

     12. COMPLIANCE TESTING. Telular agrees to perform a compliance test by Telular for each new customer for which an order is received. Orders will not be accepted until this compliance testing is successfully completed. All trouble reports generated in this process will be reported to Motorola technical service center. Motorola will advise Telular within thirty (30) days of any actions that may be implemented.

     13. WARRANTY. Motorola warrants the Products, in accordance with its Limited Commercial Warranty attached to this Agreement as Attachment B, to Buyer only and to no other party. Motorola makes no representation or warranty of any other kind, express or implied. MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Buyer understands and agrees that Motorola will not be responsible in any way for any warranty which Buyer may extend to its customers except as provided in Attachment B.

     14.  RESTRICTIONS ON  QUANTITY OF SALES.   Telular agrees that  it may
          not sell more than [X] units that it purchases in 1999 and 2000 from Motorola at [X] per unit in the aggregate to an operator.

     15. FORCE MAJEURE. Motorola will not be liable for any delay or failure to perform due to any cause beyond its control. Causes include but are not limited to strikes, acts of God, acts of Buyer, interruptions of transportation or inability to obtain necessary labor, materials or facilities, or default of any supplier. The delivery schedule will be considered extended by a period of time equal to the time lost because of any excusable delay.

     16. PATENT AND COPYRIGHT INDEMNIFICATION. (a). Motorola agrees to defend, at its expense, any suits against Buyer based upon a claim that any Product(s) furnished hereunder directly infringes a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. Buyer agrees that if any Product(s) furnished hereunder becomes or in Motorola's opinion is likely to be the subject of such a claim or is enjoined as a result of such suit, Buyer will permit Motorola at its option and at no expense to Buyer, (i) to obtain for Buyer the right to use or sell said Product(s); or (ii) to substitute an equivalent product reasonably acceptable to Buyer and extend this indemnity thereto; or (iii) if neither of the foregoing options are available on terms which are reasonable in Motorola's judgment, Motorola will accept the return of Product(s) and reimburse Buyer the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the alteration of any Product(s) furnished by Motorola or by the combination, operation or use of any Products(s) furnished by Motorola with other elements nor does it extend to any products(s) of Buyer's own design, specification or formula. The foregoing states the entire liability of Motorola for patent or copyright infringement. (b). IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, TRADEMARKS OR COPYRIGHTS.

     17. LOGOS, TRADEMARKS AND USE OF MOTOROLA NAME (a) Some Products will carry Buyers designated logo and trade name or such other logo or trade name, and may be marketed by Buyer as such. (b) Some Products will be marked with Motorola's logos, trademarks, and or tradenames as Motorola deems appropriate. In order that Motorola may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, Buyer, without the express written consent of Motorola, will have no right to use any such marks, names, slogans or designations of Motorola in the sale, lease or advertising of any products or on any product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally, or otherwise. Except as provided for in Attachment D, Buyer further agrees not to advertise or otherwise publicly disclose that Motorola is the manufacturer or supplier of the Products.

     18. LICENSE DISCLAIMER. Nothing contained herein will be deemed to grant either directly or by implication, estoppel, or otherwise, any license under any patents, copyrights, trademarks or trade secrets of Motorola.

     19. TAXES. Buyer agrees (i) to pay and be responsible for all taxes imposed by any federal, state, county or local governmental authority with respect to the Products or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, excepting federal, state, county or local taxes based on or measured by the net income of Motorola or (ii) prior to shipment, to provide Motorola with a valid certificate of exemption acceptable by the appropriate taxing authority.

     20. LIMITATION OF LIABILITY. EXCEPT FOR PERSONAL INJURY, MOTOROLA'S TOTAL LIABILITY WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. BUYER'S SOLE REMEDY IS TO REQUEST MOTOROLA AT MOTOROLA'S OPTION TO EITHER REFUND THE PURCHASE PRICE, REPAIR OR REPLACE PRODUCT(S) THAT ARE NOT AS WARRANTED. IN NO EVENT WILL MOTOROLA BE LIABLE FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW. NO ACTION WILL BE BROUGHT FOR ANY BREACH OF THIS AGREEMENT MORE THAN ONE (1) YEAR AFTER THE ACCRUAL OF SUCH CAUSE OF ACTION EXCEPT FOR MONEY DUE UPON OPEN ACCOUNT.

     21. PARTY RELATIONSHIP. This Agreement does not create any agency, joint venture or partnership between Buyer and Motorola. Buyer will not impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of Motorola, other than as expressly provided herein.

     22. TYPE APPROVAL. Under Paragraph 2, Attachment C and Attachment B, the Products are warranted to comply with certain type approval requirements which are referenced in the Specifications. Buyer will be solely responsible for all other type approval and registration requirements, including without limitation such requirements that apply to the Product.

     23. TERMINATION. (a). Either party will be considered to be in default if any of the following occurs: (i) it assigns this Agreement or any of its rights under this Agreement in violation of Paragraph 27; (ii) it fails to perform any material obligation under this Agreement; (iii) it makes an assignment for the benefit of its creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of its assets; (iv) it files for relief under state or federal bankruptcy laws; or
          (v) there is a substantial change in its control and in the case of Telular, the change of control is through a transaction with a competitor of Motorola. (b). If Telular is not in default pursuant to the foregoing sentence, Motorola will be considered in default if it fails to deliver duly ordered Products within thirty (30) days of the time periods described in the Factory Delivery Schedule set forth in Attachment E. (c). In the event of a default, the non-defaulting party may terminate this Agreement by notice if the other party has not cured the default within 30 days after its receipt of notice of default. (d). Nothing contained in this Agreement will be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained in it. All sums owed by either party to the other under this Agreement will become due and payable immediately upon the termination or expiration of this Agreement.

     24. U.S. GOVERNMENT SALES. In the event that Buyer elects to sell Motorola products or services to the U.S. Government or any foreign, state, county, municipal or other governmental entity, or to a prime contractor selling to any such governmental entity, Buyer remains solely and exclusively responsible for compliance with all procurement statutes and regulations governing such sales. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations. Failure of Buyer to conduct any sales to such a government entity or to such a prime contractor in strict accordance with applicable laws and regulations will constitute a default under this Agreement.

     25. DISPUTE RESOLUTION. Motorola and Buyer will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Buyer within 45 days after notice by one of the parties demanding such mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. The parties may also agree to replace mediation with some other form of non-binding alternative dispute resolution, such as neutral fact-finding or a mini-trial. Any dispute which the parties cannot so resolve between themselves within six months of the date of the initial demand by any party will be finally determined by judicial proceedings. The use of such a procedure will not be construed to affect adversely the rights of any party under the doctrines of laches, waiver or estoppel. Nothing in this Paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is believed necessary to prevent serious and irreparable injury to that party or others.

     26. CONFIDENTIALITY. The parties agree that the existence and types of products, quantities, prices, and dates in this Agreement are confidential and will not be disclosed by either party to third parties, and will only be disclosed to their own employees on a need to know basis; provided that subject to Motorola's prior written approval, Buyer may disclose such information as may be required for public securities filings. The confidentiality obligations of the parties shall survive termination of this Agreement for twelve (12) months.

     27. NOTICES. Any notices given under this Agreement must be in writing and be either delivered personally or sent by certified mail, return receipt requested, addressed to the appropriate party at the address stated on the first page of this Agreement (or to a new address provided by notice to the other party) and will be effective upon receipt or at such time as delivery is refused upon presentation.

     28. GENERAL. This Agreement constitutes the entire and final expression of agreement between the parties pertaining to the subject matter thereof and supersedes all prior and contemporaneous negotiations, offers, discussions, arrangements, promises, representations, agreements, letters of intent or understandings of the parties whether written, oral or otherwise, in connection therewith. The parties agree that, although this Agreement makes reference to the Motorola-Telular Licensing
          Agreement dated March 23, 1990 the subject matter of this Agreement does not include the subject matter of the Motorola-Telular Cross Licensing Agreement dated March 23, 1990 and this Agreement in no way supersedes the Motorola-Telular Cross Licensing Agreement dated March 23, 1990. No alterations or modifications of this Agreement will be binding upon either Buyer or Motorola unless made in writing and signed by an authorized representative of each. If any term or provision of this Agreement is to any extent held by a court or other tribunal to be invalid, void or unenforceable, insofar as it is in conflict with law, the remaining rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular term or provision held to be invalid, void or unenforceable. No assignment of this Agreement or of any right granted therewith will be made by Buyer without the prior written consent of Motorola. The failure of any party to enforce, at any time, any provision of this Agreement will not be construed as a waiver of such provision or of the right of any party thereafter to enforce such provision. This Agreement will be enforced and construed in accordance with the laws of the State of Illinois.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


       SELLER:                              BUYER:
       MOTOROLA, INC., by and through its   TELULAR, INC.
       Network
       Solutions Sector

       By: /s/ Daniel Coombes              By: /s/  Robert Montgomery
       Title: SR VP & GM                   Title: Exec VP and COO
       Date: 4/30/99                       Date: 5/3/99


       Attachments

       A. Products and Prices
       B. Limited Commercial Warranty
       C. Specifications
       D. Policy for the Use of Motorola Name/Trademarks and Product
          Descriptions
       E. Unit Forecasting Process - Telular/Motorola

                                    Attachment A
                                 Motorola - Telular
                            Confidential and Proprietary
               CDMA Fixed Wireless Terminals, Accessories and Services
                                     Price List

       Products
       ----------
       Model:    ST1056  800MHz FWT
                 ST1001  1.9GHz FWT
                 Includes: Battery, power supply, spike, antenna, bracket, instruction manual, plain box.


       Unit Pricing


       Quantity        1999
       --------        -----
       [X]             [X]

       [X]             [X]


       *Up to [X] units not purchased or shipped in year 1999 will be available for purchase in year 2000 at the price of [X]


       Quantity        2000        2001        2002
       --------        -----       -----       -----
       [X]             [X]          [X]         [X]

       [X]             [X]          [X]         [X]


       Accessory Pricing:
       Model:  ST1006  Field Programming Kit   (Two required per 1,000 FWTs)
       Includes:  5 PC to FWT Programming Cables, 5 DB9M/DB25F Connector
                  Adapters, & 10 Pigtail Cables
       Price: [X]

            Note:  This pricing is valid for the accessories relating to the
                   [X] FWTs purchased during 1999 and 2000 for [X]. Standard pricing will apply to other purchases.

       Model:  STKF4001 Digital Data Cable
       Price: [X]

       Model:  STNN4003 Lead Acid Battery
       Price: [X]

       Models: STLN4123B, STLN4124B, STLN4125B, STLN4126B, STLN4127B, STLN4128B Power Cube
       Price [X]

       Services:

       Technical Training       2 classes of 8 participants.
       Sales Training           2 classes of 8 participants.

       All other subsequent training classes will be charged at Motorola's standard pricing.

                                    ATTACHMENT B

                                  Motorola - Buyer


                             LIMITED COMMERCIAL WARRANTY


     I.   WHAT THIS WARRANTY COVERS AND FOR HOW LONG:
     MOTOROLA,      INC. (Motorola) warrants that the Products (including
     accessories) shall comply with the applicable Specifications and shall be free from defects in material and workmanship under normal use and service for a period of fifteen (15) months from date of shipment. Motorola, at its option, shall at no charge either repair. replace or refund the purchase price of the Product during the warranty period, provided it is returned by Buyer in accordance with the terms of this warranty to the Motorola Network Solutions Sector Repair center. Repair or replacement, at Motorola's option, may include the replacement of parts, boards or Products with functionally equivalent reconditioned items. Repaired and replacement items are warranted for the balance of the original warranty period. All replaced items shall become the property of Motorola. Such action on the part of Motorola shall be the full extent of Motorola's liability hereunder, and Buyers exclusive remedy. Buyer shall be responsible for all costs and expenses incurred by Buyer including without limitation any handling, labor or transportation charges. This express warranty Is extended by Motorola, Inc., 1475 W. Shure Drive, Arlington Heights, Illinois 60004, to Buyer only and not to Buyer's customers or users of Buyer's Products.

     II.  HOW TO OBTAIN WARRANTY SERVICE
     Product covered under this warranty shall only be accepted from and returned to Buyer's central warranty depot. Buyer's dealers, distributors, agents, and end users cannot submit items to Motorola's Network Solutions Sector Repair center or other authorized Motorola cellular Warranty centers under this warranty. To receive warranty service, the defective or non-compliant Product should be sent by Buyer freight pre-paid to: Motorola Network Solutions Sector Repair Center, accompanied by a completed Motorola Repair Processing Form to the address designated in such Form. Blank forms shall be supplied to Buyer by Motorola on request.

     III.     WARRANTY CONDITIONS:
     This  is  the  complete warranty  for  the  Products  manufactured  by
     Motorola and sold to Buyer. Motorola assumes no obligation or liability for additions or modifications to this warranty unless made in writing and signed by an officer of Motorola. Unless made in separate written agreement between Motorola and Buyer, Motorola does not warrant the installation, field maintenance or service of the Products or parts.

     Motorola cannot be responsible in any way for any ancillary equipment not furnished by Motorola which is attached to or used in connection with the Products or for operation of the Products with any ancillary equipment and all such equipment is expressly excluded from this warranty. Furthermore, Motorola cannot be responsible for any damage to the Products resulting from the use of ancillary equipment not furnished by Motorola for use with the Products.

     When the Product is used in conjunction with ancillary or peripheral equipment not manufactured by Motorola, Motorola does not warrant the operation of the Product/peripheral combination, and Motorola shall honor no warranty claim where the Product is used in such a combination and it is determined by Motorola that there is no fault with the Product. Motorola disclaims liability for range, coverage, availability, or operation of the Cellular System which is provided by the Carrier.

     IV.  WHAT THIS WARRANTY DOES NOT COVER:
     (a) Defects, non-compliance or damage resulting from use of the Product in other than its normal and customary manner. (b) Defects, noncompliance or damage from misuse, accident or neglect. (c) Defects, noncompliance or damage from improper testing, operation, maintenance, installation, adjustment, or any alteration or modification of any kind. (d) Product disassembled or repaired in such a manner as to adversely affect performance or prevent adequate inspection and testing to verify any warranty claim. (e) Product which has had the serial number removed or made illegible. (f) Defects, non-compliance or damage due to spills of food or liquid. (g) All plastic surfaces and all other externally exposed parts that are scratched or damaged due to customer normal use. (h) Product rented. (i) Costs and expenses, including without limitation handling, labor and transportation, incurred in returning Product for warranty service to Motorola's Network Solutions Sector Repair Center.

     V.   GENERAL PROVISIONS:
     THIS WARRANTY IS GIVEN IN LIEU OF ALL OTHER EXPRESS WARRANTIES. IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED. FURTHER, AS THE CELLULAR CARRIER IS NOT CONTROLLED BY MOTOROLA, NO WARRANTY IS MADE AS TO COVERAGE, AVAILABILITY OR GRADE OF SERVICE PROVIDED BY THE CELLULAR CARRIER. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR DAMAGES IN EXCESS OFTHE PURCHASE PRICE OF THE PRODUCT, FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE SUCH PRODUCT. TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

     VI.  SOFTWARE PROVISIONS:
     Laws in the United States and other countries preserve for Motorola certain exclusive rights for copyrighted Motorola software such as the exclusive rights to reproduce in copies and distribute copies of such Motorola software. Motorola software may be copied into, used in and redistributed with only the Product associated with such Motorola software. No other use, including without limitation, disassembly of such Motorola software or exercise of exclusive rights in such Motorola software is permitted.

                                    ATTACHMENT C

                                  Motorola - Buyer


                                   SPECIFICATIONS




          Item 1 ST1056 800MHZ FWT;   ST1001 1.9GHZ FWT

          Item 2 ST1006 Field Programming Kit

          Item 3 STKF4001 Digital Data Cable

          Item 4 STNN4003 Lead Acid Battery


            All information is provided on a Non-Disclosure, limited
                              distribution basis.

     Item 1:  ST1056A 800MHZ FWT;  ST1001A 1.9GHZ FWT         Attachment C


             Section 2:          CDMA FWT Technical Specifications

            The purpose of this section is to describe or define the minimum performance specifications of a Motorola CDMA FWT. Some features require infrastructure support to be fully utilized.

    2.1  FWT General Characteristics _ ST1056A 800MHZ FWT; ST1001A 1.9GHZ FWT

             Table 2.1.1:  FWT General Characteristics and Features


       Category              Units             Description
       -----------------     ------------      ---------------------------
       Unit Summary          *********         ****************

       Indoor Unit             Yes             Stylish Molded Housing

       Single Line Unit        Yes             Supports a single telephone
                                               line.

       Programming/Test Port1  Yes             Via the RJ-11 jack using
                                               Motorola's custom FWT-PDS
                                               software.

       Installation Support    Yes             FWT Programming and
       Tools2                                  Diagnostics Software,
                                               Motorola custom RJ-11
                                               electronic interface cable,
                                               and PC with a suitable
                                               serial port.

       Post Origination DTMF   Yes             Processes DTMF for
       Tones                                   transmission over the air
                                               from FWT to land only.

       Hook Flash support      Yes             On/Off hook transition
                                               utilized to engage system
                                               features such as call
                                               waiting, call forwarding.

       Coverage Measurement    Yes             When placed into the
       Indicator2                              coverage measurement mode,
       Note:  This feature is                  the service LED on the top
       currently available                     of the unit represents a
       only while using the                    relative RF coverage level
       FWT in the Local                        by flashing at different
       dialtone mode.                          rates.  The more frequent
                                               the flashes the occur, the
                                               better the coverage.  See
                                               installation manual for
                                               details.

       Visual Indicators        Yes            SERVICE LED:
       (LED's)                                 - Green ON:  Detects CDMA
                                                 carrier
                                               - OFF:  Out of service or
                                                 service is unavailable
                                                 POWER/FAILURE  LED
                                               - Green ON
                                                 Steady:  No faults
                                                 present & operating from
                                                 an external power source
                                                 Slow blink: Operating from
                                                 battery
                                                 Fast blink: Operating from
                                                 low battery
                                               - Red ON:  Failure Fault
                                                 detected
                                               - Red Slow Blink:
                                                 Indicates a dead battery

       Distinctive Ringing and  Yes            Programmable 15-65 Hz.
       Cadence                                 (default 20 Hz).

       Local Dial Tone          Yes            Programmable (default
                                               Bellcore).

       Registration             Yes            Time based

       Hand-off                 Yes            Supports hard, soft, and
                                               softer hand off.


       Note 1: FWT-PDS software and RJ-11 electronic interface cable not included.
       Note 2: Requires appropriate software license.

            All information is provided on a Non-Disclosure, limited
                              distribution basis.

     Item 1:  ST1056A 800MHZ FWT;  ST1001A 1.9GHZ FWT           Attachment C


                   Table 2.1.2:  FWT Interfaces and Standards


       Category                   Range-        Description
                                  Units
       --------------------       -------       -------------------------
       Physical Interfaces        ********      *****************

       Antenna Connection                       TNC receptacle, 50 ohms.

       TELCO Generic 6 pin modular receptacle is used to support the RJ12 interface.

       Method of Interface                      Loop start tip and ring via
                                                RJ-12.
                                                Ground start is not
                                                supported.

       Main Power Jack for                      Coaxial DC receptacle, 5.5
       Wall Cube or other                       mm external, 2.1mm internal
       approved power sources.                  contact.  Center positive

       Auxiliary Power Input                    Standard 2 pin MOLEX
       Jack                                     receptacle, standard 0.100"
       For battery connections                  center spacing.
       only.

       Battery On/Off Switch                    Toggle type.  Allows manual
                                                control to disable battery
                                                powered operation.

              Technology          ********      ************

       Speech coding technique                  8K or 13K QCELP, or 8K EVRC

       Speech vocoder rates       Kbps          8 Kbps or 13 Kbps

       RF modulation type                       QPSK for Forward Link, OQPSK
                                                for Reverse Link

       Multiple access type       No            CDMA only.  (Analog hand
                                                down not allowed).

       Authentication                           IS-95A (ST1056)
       technique                                J-STD-008 (ST1001)

       Encryption technique                     Inherent within IS-95A and
                                                J-STD-008

              Standards           *********     **********

       IS-95A CDMA Air            Yes           Supports 8K & 13K CDMA Only,
       Interface with TSB-74                    dual mode operation such as
       (ST1056)                                 AMPs/NAMPs is not supported.
       J-STD-008 (ST1001)

       IS-96-A Service Option 1   Yes           8K QCELP voice service

       IS-127 Service Option 3    Yes           8K EVRC voice service

       IS-733 Service Option 17   Yes           13K QCELP voice service

       IS-98A Mobile RF           Yes           Supports CDMA Only, dual
       Minimum Standards                        mode operation such as
       (ST1056)                                 AMPs/NAMPs is not supported.
       J-STD-008 (ST1001)

       IS-126-A                   Yes           Digital loop back.  Requires
       Service Option 2 (8K)                    infrastructure system
       Service Option 9 (13K)                   support and FWT PDS
                                                connection.

       UL1492/CSA-C22.2 No. 1     Yes           Safety standards used for
       Standard for Safety of                   Cellular Phones.
       Audio-Video Products
       and Accessories.

       EMI FCC part.              Yes           Part 15, Subpart J.

       Compliant with select      Yes           Requires infrastructure
       CDMA                                     support for full utilization
       Development Group Stage
       2 tests.

       Compliant with select      Yes           Requires infrastructure
       CDMA Development Group                   support for full utilization
       Stage 3 tests.

       Caller ID                  Yes           Requires a compatible
       Per Bellcore GR-30-CORE                  external viewing device and
                                                infrastructure support for
                                                message delivery.
                                                Note:  While in a call, the
                                                FWT will not deliver the ID
                                                information for call waiting.


            All information is provided on a Non-Disclosure, limited
                              distribution basis.

    Item 1:  ST1056A 800MHZ FWT;  ST1001A 1.9GHZ FWT       Attachment C


                  Table 2.1.3:  FWT Mechanical Characteristics


       Category                   Range-          Description
                                  Units
       ----------------------     -------         ----------------------
       Environmental              ********        *********

       Operating Temperature      .C              [X] ambient (indoor)
       Range (min/max)                            Battery derating required at
                                                  above [X]

       Humidity                   %               [X] RH, non condensing

       Installation               ********        **************

       Optimal installation                       See installation manual for
                                                  proper installation
                                                  procedures.

       Installation density                       A minimum distance of 3
       (co-existence)                             meters should be maintained
                                                  between two or more FWTs
                                                  installed in the same
                                                  location.

               Physical           *********       ************

       Physical dimensions (h     mm              61 mm high x 215 mm wide x
       x w x d)                                   165 mm long (w/o antenna) or
                                                  [2.4" x 8.5" x 6.5"]

       Weight                     Kg              <1.6 Kg with the internal
                                                  battery

       Mounting technique                         Desk top or wall mounted.
                                                  An optional high security
                                                  mounting bracket option is
                                                  available.
                                                  (See Security Below)

       Mounting recommendation                    Near a window sill or ledge
                                                  favoring the CDMA system.

       Desk mount                 Yes             Integral feet.

       Wall mount                 Yes             Integral Mounting Tabs.

       Security                   Yes             Optional Steel wall mounting
                                                  bracket with pad locking tabs.

       Unit Color                                 Ivory over Gray.


            All information is provided on a Non-Disclosure, limited
                              distribution basis.

   Item 1:  ST1056A 800MHZ FWT;  ST1001A 1.9GHZ FWT           Attachment C


                    Table 2.1.4:  FWT Power Characteristics


        Category                  Range-          Description
                                  Units
        ---------------------     -----------     -----------------------
        Wall Transformer          **********      *********

       Input voltage range(s).    120V            Optional Class II self
       Wall cube options are      220V            protecting wall cubes are
       available with regional    240V            sourced to be compatible
       plugs and line                             with regional electric
       voltages.  UL for                          utility requirements.
       110/120V models CE or
       TUV for 220/240V models

       Output voltage             14V DC +/-      @ 850 milliampere, 100% duty
       (nominal)                  5%              cycle.  A standard 5.5 mm
                                                  coaxial DC plug with a 2.1mm
                                                  positive(+) tip connection
                                                  is used.

       Reverse Voltage            Yes             Mechanical Reverse Voltage
       Protection                                 Protection

       FWT Std Power Input        *********       **********

       FWT Input Voltage          14V DC to       The FWT is specification
       nominal                    15.5V DC        compliant and operates
                                                  safely while within these
                                                  supply ranges

       FWT Lower Voltage Input    10-13.9V        The FWT will safely operate
       Extreme                                    within these extended ranges
                                                  but with reduced battery
                                                  charging capacity.

       FWT Upper Voltage Input    15.6-18V        The FWT will safely operate
       Extreme                                    within these extended
                                                  ranges.

       FWT box power              < 8 W           < 7 watts typical (TX @ full
       dissipation                                power and full rate)


       Auxiliary Power Input      *********       *********

       Input voltage range        13V Min          Designed to be connected to
                                  15V Max          an external high capacity
                                                   battery.  14V nominal for
                                                   spec operation.

       Reverse Voltage            Yes              Mechanical Reverse Voltage
       Protection                                  Protection

       Internal Battery           *********        *********

       Battery Type               12V, 2 Ahr       Sealed Lead-Acid

       Mechanical Polarity        Yes              Polarized connector
       Reversal

       Recharge time              20 hr Max        90% charged at 25C, nominal
                                                   line, new battery

       Battery Talk Time          2 Hour Min       Using fully charged battery,
                                                   nominal link power, and 0.42
                                                   VAF.

       Battery Standby Time       4 Hour Min       Using fully charged battery
                                                   and non slotted mode
                                                   operation.  At the end of 4
                                                   hours of standby, battery
                                                   reserves will support a
                                                   single call with a VAF of
                                                   0.42 for 3 minutes duration.

       Battery Standby Time       8 Hour Min       Using fully charged battery
                                                   and using slotted mode
                                                   operation.  At the end of 8
                                                   hours of standby, battery
                                                   reserves will support a
                                                   single call with a VAF of
                                                   0.42 for 3 minutes duration.

       Low/Dead Battery           Yes              Blinking Power LED/Blinking
       Alarming                                    Red LED

            All information is provided on a Non-Disclosure, limited
                              distribution basis.

    Item 1:  ST1056A 800MHZ FWT;  ST1001A 1.9GHZ FWT          Attachment C


                    Table 2.1.5:  FWT Telco Characteristics


       Category                   Range-           Description
                                  Units
      ---------------------       ---------        -------------------------
       Ringing                    *********        *********

       Battery Backed Ringing     Yes

       Min Ring Voltage (ac       Vrms             40 Vrms @ max loop length &
       component)                                  max REN load

       Ring Voltage (dc           VDC              -75 to -21 VDC.  -55 VDC
       component)                                  typical.

       Ring Frequency             Hz               Type A Ringer:  17 to 23 Hz
       (programmable)                              per FCC part 68.312
                                                   Type B Ringer: 15 to 68 HZ
                                                   per FCC part 68.312

       REN Load (Max)
       Type A                     [X] REN          Where 1 REN load = 7000 ohms
       Type B                     [X] REN

                  Table 2.1.6:  ST 1056 FWT RF Characteristics


       Category                   Range-           Description
                                  Units
       --------------------       ----------       -------------------------
       Functional                 *********        *********

       IS-95-A                                     CDMA Only

       IS-98-A                                     CDMA Only

       Transmitter                *********        *********

       Reverse Link frequency     MHz              824-849
       range

       Mobile Station Class                        Class III

       Guaranteed Minimum RF      mW               200 mW as defined by IS-98-A
       power output                                section 10.4.5

       Channel spacing            MHz              1.25 MHz

       Receiver                   *********        *********

       Forward Link frequency     MHz              869-894
       range

            All information is provided on a Non-Disclosure, limited
                              distribution basis.

    Item 1:  ST1056A 800MHZ FWT; ST1001A 1.9GHZ FWT          Attachment C


                  Table 2.1.7:  ST1001 FWT RF Characteristics


       Category                   Range-           Description
                                  Units
       ---------------------      ---------        -------------------------
       Functional                 *********        *********

       J-STD-008 (ST1001A)                         CDMA Only

       J-STD-018 (ST1001A)                         CDMA Only

       Transmitter                *********        *********

       Reverse Link frequency     MHz              1850-1910
       range

       Mobile Station Class                        Class II

       Guaranteed Minimum RF      mW               200 mW as defined by J-STD-
       power output                                018 section 4.4.5

       Channel spacing            MHz              1.25 MHz

       Receiver                   *********        *********

       Forward Link frequency     MHz              1930-1990 (ST 1001A)
       range

          All information is provided on a Non-Disclosure, limited distribution basis.

     Item 1:  ST1006AC Field Programming Kit              Attachment C

       1.1  Field Programming - ST1006C

                 The FWT is provisioned with the FWT-PDS.  Parameters
            which require programming before operation include the Mobile ID, System ID, Network ID, and channel number assignments. In addition, numerous parameters which describe how the FWT behaves may be programmed if desired.

               Table 1.1.1:  FWT Programmer Port Characteristics


       Topic of Description       Range/Units      Method or recommendation
       -----------------------    -------------    -------------------------

       Physical Connection        N/A              RJ-12 to DB-9, Motorola
                                                   electronic programmer cable.
                                                   This kit includes a DB9 to
                                                   DB25 adapter.

       Communications Protocol    Asynchronous     RS-232 N81

       Communications Data        19.2 Kbps
       Rate using PDS

       Communications Data        -8 Kbps
       Rate using IS-99 based
       OTASD2

       Time for PDS to prepare    Minutes          Dependent on computing
       software upgrade file                       platform speed and available
       for local or remote                         memory it will take from 3
       upgrade.                                    to 20 minutes to preprocess
                                                   the file.

       Typical Time to Upgrade    Minutes          Less than 15 minutes when
       FWT Operating Software                      done locally.  Approximately
                                                   [X] when done remotely using
                                                   Over-The-Air Software
                                                   Download.

       Visual Indicators while    Yes              SERVICE LED:
       upgrading (LED's)                           -  Blinks with a 75%
                                                   cadence while a software
                                                   codeplug download is in
                                                   process and the FWT see's
                                                   service.
                                                   -  Blinks with a 25%
                                                   cadence while a software
                                                   codeplug download is in
                                                   progress and the FWT does
                                                   not see service.

       Time to Provision          Minutes          Less than 5 minutes when
       (excluding upgrade of                       done locally.
       operating software).

       Programmer Version         Version          FWT-PDS V2.10 is backward
                                  2.1 or           compatible with the ST1000A
                                  later.


       Note 1: When using the Motorola electronic programmer cable, RTS and DTR must be asserted high and low respectively in order for the cable to function properly.

       Note 2:  OTASD requires OPTIONAL infrastructure/network support.


            All information is provided on a Non-Disclosure, limited distribution basis.

       Item 3:  STKF4001A Digital Data Cable                  Attachment C

            2.4  Connectors:
                 2.4.1   Connector A
                      2.4.1.1   Body material: Natural polycarbonate UL
                                94V-2 rated\
                      2.4.1.2   Contact:  Phosphor bronze, plated with
                                0.76 to 1.27 x E-3 MM (30 to 50 micro-
                                inches) gold over 1.27 to 3.81 x E-3 MM (50
                                150 micro-inches) nickel.
                      2.4.1.3   Overmold material:  PVC, black color.

                 2.4.2   Connector B
                      2.4.2.1 Body material: Nylon, flame retardant, 94V-O rated, glass filled, black.
                      2.4.2.2 Shell material: Steel, zinc plated and yellow chromated.
                      2.4.2.3 Contacts: Beryllium copper or phosphor bronze, plated with 0.76 to 1.27 x E-3 MM (30 to 50 micro-inches) gold over 1.27 to
                                3.81 x E-3 MM (50 to 150 micro-inches)
                                nickel in contact area, plating in solder of contact to be in tin lead.
                      2.4.2.4   Overmold material:  PVC, black color.
                      2.4.2.5 Motorola logo shall be molded in. The maximum height of the logo embossment shall be 0.8 MM. The minimum overall dimension of the logo shall be 5 MM. The placement, size, and color of the logo shall comply to Motorola identity guidelines.

            2.5  Cable
                 2.5.1   Jacket material:  PVC, black color, matte finish
                 2.5.2   Conductor:  30 AWG3 conductors of tin plated copper.

            2.6 Insulation resistance: 500 ME60HMS minimum between any two conductors, after one minute electrification at 100 VDC.

            2.7 Voltage breakdown: shall withstand 500 VRMS, 60 Hz, for one minute between any two conductors.

       3.0  Performance Requirements:

            3.1  Environmental
                 3.1.1 Operating temperature range:  [X]
                 3.1.2 Storage temperature range:  [X]
                 3.1.3 Humidity range:  [X] relative humidity


            All information is provided on a Non-Disclosure, limited distribution basis.

       Item 4:  STNN4003A Lead Acid Battery                 Attachment C


       Internal Battery         **********     ***********
       ---------------------    -----------    ---------------------------

       Battery Type             12V, 2 Ahr     Sealed Lead-Acid

       Mechanical Polarity      Yes            Polarized connector
       Reversal

       Recharge time            20 hr Max      90% charged at 25C, nominal
                                               line, new battery

       Battery Talk Time        2 Hour Min     Using fully charged battery,
                                               nominal link power, and 0.42
                                               VAF.

       Battery Standby Time     4 Hour Min     Using fully charged battery
                                               and non slotted mode
                                               operation.  At the end of 4
                                               hours of standby, battery
                                               reserves will support a
                                               single call with a VAF of
                                               0.42 for 3 minutes duration.

       Battery Standby Time     8 Hour Min     Using fully charged battery
                                               and using slotted mode
                                               operation.  At the end of 8
                                               hours of standby, battery
                                               reserves will support a
                                               single call with a VAF of
                                               0.42 for 3 minutes duration.

       Low/Dead Battery         Yes            Blinking Power LED/Blinking
       Alarming                                Red LED

                                    ATTACHMENT D

                                  Motorola - Buyer



                                POLICY FOR THE USE OF
                              MOTOROLA NAME/TRADEMARKS
                              AND PRODUCT DESCRIPTIONS



     I.   USE OF THE MOTOROLA NAME/TRADEMARKS

          1. Telular shall make no reproduction of the Motorola mark, the Motorola logo, the stylized M design logo or any stylized version of the Motorola name.
          2. Other than as outlined below, Telular shall make no use of the Motorola name.

     II.  PRODUCT PROMOTIONAL LITERATURE

          1. In any Telular Fixed Product promotional literature which is used in connection with Product(s) supplied by Motorola, Telular may use the following:

             This unit is manufactured by Motorola, Inc.

          2. When such information statement is used, it shall not be more prominent than Telular's name and company information.

     III. WRITTEN RESPONSE TO BIDS, PROPOSALS, TENDERS

          When Telular is required by bid specifications or written indication from end-user and/or equipment purchasers to divulge the manufacturer of components within the Telular Fixed Product, Telular may state that Motorola is the manufacturer of the fixed product and provide the Specifications contained in Attachment C.

     IV.  ADVERTISING.  PRESS RELEASES

          1. As part of advertising in trade publications of specific Motorola Product(s) manufactured for Telular under this Agreement, Telular may use the Motorola name in the manner outlined in Paragraph II (above), but Telular may not use the Motorola logo or trademark, or stylized M design logo, or any stylized version of the Motorola name..

          2. Apart from the above, Telular is not authorized to use the Motorola name, logo, trademark, or stylized M design logo, in any media advertising or press releases without the express written consent of Motorola on a case-by-case basis.

     V.   CUSTOMER PRESENTATIONS

          Telular may use the Motorola name in Customer presentations provided that reference to Motorola is limited to the sentence highlighted in Paragraph II (above).

                                    ATTACHMENT E

                                  Motorola - Buyer

                     UNIT FORECASTING PROCESS - TELULAR/MOTOROLA

     The following procedure will be used by Telular to forecast, order and pay for the Product. The process is designed to allow for the greatest flexibility possible in maintaining customer delivery requirements.

     1. The central handling point for all scheduling and ordering will be the Director of Purchasing at Telular. This person, or his designee, will be responsible for compiling and coordinating all ordering activity with Motorola on a monthly basis.

     2. By the tenth of each month, Telular will provide a firm order quantity for the following month's requirements for the Products. Also, a forecast for three additional months will be provided at the same time.

     3. Unless otherwise agreed, the firm order quantity will not vary from what had been forecasted for that month on the previous month's schedule by more than [X]. Forecasted months two and three will not vary by more than [X] from the previous schedule's month three and four. The fourth month on each schedule is open.

     4. Telular, will review all the order quantities in relation to the previous forecast and advise if any changes are necessary. This review will be completed by the tenth of the month, in time for the orders to be placed. Orders will specify quantity and planned destination, if units are to be drop shipped. If with respect to any purchase order placed for Products, Telular give notice of cancellation less than [X] days prior to the scheduled ship date, Telular shall be charged a cancellation fee of [X] of the purchase price of the affected Products.

     5. Orders will be sent to Telular's designated Motorola sales representative at, Motorola Inc., NSS, 1701 Golf Road, 8th Floor. IL35, Rolling Meadows, IL 60008.

     6. The Product will then be shipped directly from Motorola to Telular at 647 North Lakeview Parkway, Vernon Hill, IL 60061 or drop ship destination; with invoicing sent to Telular, at such address. Telular is ultimately responsible for timely payment of invoices.

     7. Telular will provide a yearly forecast on request with reasonable notice from Motorola. Motorola commits to the following factory delivery schedule.

                              FACTORY DELIVERY SCHEDULE


       Quantity              Forecasted Product    Non-Forecasted
                                                   Product
       ---------             ------------------    --------------------




        [X]                      [X]                   [X]

        [X]                      [X]                   [X]

        [X]                      [X]                   [X]


       NOTE:  LEAD TIMES REPRESENT DELIVERY TIMING AFTER ORDER ENTRY DATE